UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Meritage Homes Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 6, 2008, Meritage Homes Corporation (the “Company”) announced that its board of directors has adopted a policy regarding designation of preferred stock.  At the upcoming annual meeting of Meritage’s stockholders to be held on May 15, 2008, stockholders are being asked to approve Proposal No. 5, an amendment to Meritage’s Articles of Incorporation to provide for the issuance of preferred stock as may be determined by the board of directors in its discretion.  In order to address concerns regarding the use of the preferred stock, the Meritage board has adopted a policy requiring that, unless approved by the vote of the stockholders, any designation of preferred stock in connection with the adoption of a stockholder rights plan include provisions effecting the termination of that plan within one year.  The policy also requires that other uses of preferred stock be limited to bona fide capital raising or business acquisition transactions.

As disclosed in the proxy statement distributed in connection with the upcoming annual meeting of stockholders, Meritage has no current plans to issue preferred stock. Rather, this proposal to approve the creation of preferred stock is designed to provide Meritage’s board of directors with the flexibility to issue such preferred stock, should they, at some time in the future, determine that such measures are necessary or desirable.  Stockholders and other investors are urged to read the proxy statement, which contains important information that should be read carefully before any decision is made with respect to all proposals, including the proposal to approve the creation of the preferred stock.

The annual meeting of stockholders for the Company is scheduled to take place on May 15, 2008. If you have already voted and wish to change your vote on Proposal No. 5, you may revoke your proxy and vote your shares at the annual meeting even if you have previously completed and returned your proxy card. You are entitled to revoke your proxy at any time before it is exercised by attending the annual meeting and voting in person, duly executing and delivering a proxy bearing a later date, or sending written notice of revocation to our Corporate Secretary at the Company’s address located at the top of this page. Whether or not you plan to be present at the annual meeting, we encourage you to sign and return the enclosed proxy card or to provide your proxy over the telephone or via the Internet. Refer to your proxy card for instructions about submitting a proxy by telephone, Internet and mail

Whether or not you plan to be present at the annual meeting, we encourage you to sign and return the enclosed proxy card or to provide your proxy over the telephone or via the Internet. Refer to your proxy card for instructions about submitting a proxy by telephone, Internet and mail.